EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

IMPERIAL SUGAR COMPANY

(effective June 21, 2012)

A Corporation Under the Business Organizations Code of the State of Texas

ARTICLE I

OFFICES

Section 1.1                 Registered Office.  The registered office of the Corporation in the State of Texas is located at 211 East 7th Street, Suite 620, Austin, Texas 78701-3218, and the Corporation’s registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

Section 1.2                 Other Offices.  The Corporation may also have offices at such other places both within and outside of the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1                 Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such business as properly may come before such meeting shall be held on such date, and at such time and place, within or outside of the State of Texas, as may be designated by the Board of Directors.

Section 2.2                 Special Meetings.  Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the President, or any Vice President (including Executive, Senior and Assistant Vice Presidents), to be held on such date and at such time and place, within or outside of the State of Texas, as the Board of Directors, the President, or any Vice President (including Executive, Senior and Assistant Vice Presidents), whichever has called the meeting, shall direct.  A special meeting of the stockholders shall be called by the President or any Vice President (including Executive, Senior and Assistant Vice Presidents) whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing.  Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or any Vice President (including Executive, Senior and Assistant Vice Presidents).

Section 2.3                 Notice of Meetings.  Written notice, signed by the President, any Vice President (including Executive, Senior and Assistant Vice Presidents), the Secretary or any Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by statute.  If mailed, such notice shall be directed to a stockholder at the stockholder’s address as it shall appear on the stock books of the Corporation, unless said stockholder shall have filed with the Secretary a written request that notices intended for said stockholder be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.  Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time of the meeting.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4                 Quorum.  Except where otherwise provided by statute or the Certificate of Formation, the presence at any meeting, in person or by proxy, of the holders of record of 80 percent of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 2.5                 Adjournments.  In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn the meeting from time to time until a quorum shall be present.

Section 2.6                 Voting.  At any meeting of the stockholders, any holder of common stock shall be entitled to vote in person or by proxy appointed by instrument in writing (which shall include facsimile and other forms of electronic transmission) subscribed by such stockholder and delivered to the inspectors of election at the meeting.  Unless otherwise provided in the Certificate of Formation, each stockholder shall be entitled to one vote for each share of common stock held by such stockholder.  Upon the request of not less than 10 percent in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot.  All elections of directors shall be decided by plurality vote.  Except where otherwise provided by statute, these Bylaws or the Certificate of Formation, all other actions of the stockholders shall be taken by the affirmative vote or consent of 80 percent of the stockholders.

Section 2.7                 Written Consent.  Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, by a written consent setting forth the action so taken, and signed by the holders of not less than a majority of the shares then issued and outstanding and entitled to vote thereon.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1                 Number.  The number of directors which shall constitute the whole Board of Directors shall be fixed at no less than three and no more than nine.  Within the limits specified above, the number of directors may be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them).  The first Board of Directors and subsequent Boards of Directors, shall consist of three directors until changed as herein provided.

Section 3.2                 Election and Term of Office.  Directors may be elected at the annual meeting of the stockholders, except as provided in Section 3.3.  Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided.

Section 3.3                 Vacancies and Additional Directorships.  If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

Section 3.4                 Meetings.  A meeting of the Board of Directors may be held for the election of officers and for the transaction of such other business as may properly come before the meeting within thirty days after each annual election of directors.

The Board of Directors by resolution may provide for the holding of regular meetings and may fix the dates, times and places, within or outside of the State of Texas, at which such meetings shall be held.  Notice of regular meetings shall not be required to be given, provided that whenever the dates, times or places of regular meetings shall be fixed or changed, notice of such action shall be delivered promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to the director at his or her residence or usual place of business.

Special meetings of the Board of Directors shall be held upon call by or at the direction of the President, any Vice President (including Executive, Senior and Assistant Vice Presidents), or any two directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting.  Except as otherwise required by law, notice of each special meeting may be mailed to each director, addressed to such director at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or may be sent to such director by facsimile or other form of electronic transmission, or telephoned or personally delivered to such director, no later than the day before the day on which the meeting is to be held.  Such notice shall state the date, time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Formation of the Corporation or these Bylaws.

Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, either before or after such meeting, in a signed writing.

Unless otherwise restricted by statute, the Certificate of Formation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other.  Participation in such telephonic meeting shall constitute the presence in person at such meeting.

Section 3.5                 Quorum and Manner of Acting.  At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors as constituted from time to time, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one director, then the one director shall constitute a quorum.  In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver.  A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by statute, the Certificate of Formation of the Corporation or these Bylaws.

Section 3.6                Resignation of Directors.  Any director may resign at any time by giving written notice of such resignation to the stockholders, the Board of Directors, the President, any Vice President (including Executive, Senior and Assistant Vice Presidents) or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the stockholders, the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.7                 Removal of Directors.  At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by statute.  At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.3.

Section 3.8                 Compensation of Directors.  Directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.9                 Written Consent.  Whenever the members of the Board of Directors or any committee thereof are required or permitted to take any action by vote, such action may be taken without a meeting, by a written consent setting forth the action so taken and signed by all the members of the Board of Directors or the committee, as the case may be, and the writing or writings shall be filed with the minutes of the proceedings of the Board of Directors or committee.

ARTICLE IV

COMMITTEES

Section 4.1                Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.  Any such committee, to the extent provided in such resolution and permitted by statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, or a facsimile thereof, to be affixed to or reproduced on all papers which may require it or as said committee shall designate; however, no such committee shall have the power or authority to (i) amend the Certificate of Formation of the Corporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) amend the Bylaws of the Corporation, (vi) declare a dividend or (vii) authorize the issuance of stock.  The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified committee member at any meeting of the committee.  If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate committee member or members, or the number of absent or disqualified committee members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified committee member.  The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member.  Each committee shall appoint a secretary, who may be the secretary, or an assistant secretary, of the Corporation.

Section 4.2                 Meetings, Notices and Records.  Each committee may provide for the holding of regular meetings, with or without notice, within or outside of the State of Texas, and may fix the dates, times and places at which such regular meetings shall be held.  Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any of its members, at the dates, times and places specified in the respective notices or waivers of notice thereof, either within or outside of the State of Texas.  Except as otherwise provided by law, notice of each special meeting of a committee may be mailed to each member of such committee, addressed to such member at his or her usual place of business or residence, at least two days before the day on which the meeting is to be held, or may be sent by facsimile or other form of electronic transmission, or telephoned or personally delivered to such member, no later than the day before the day on which the meeting is to be held.  Such notice shall state the date, time and place of such meeting, but need not state the purpose thereof unless otherwise required by law, the Certificate of Formation of the Corporation or these Bylaws.

Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof, either before or after such meeting, in a signed writing.  Notice of any adjourned meeting need not be given.  Each committee shall keep a record of its proceedings.

Section 4.3                 Quorum and Manner of Acting.  At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the committee consists of one member, then the one member shall constitute a quorum.  In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.  Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

Section 4.4                 Resignations.  Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President (including Executive, Senior and Assistant Vice Presidents), or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Director or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5                 Removal.  Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 4.6                 Vacancies.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 4.7                 Compensation.  Committee members may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing herein contained shall be construed to preclude any committee member from service the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

OFFICERS

Section 5.1                 Designation.  The officers of the Corporation may be a Chairman of the Board, a President, one or more Vice Presidents (including Executive, Senior and Assistant Vice Presidents), a Treasurer, a Secretary, and such other officers and agents as the business of the Corporation may require or as may be appointed in accordance with the provisions of these Bylaws.  Any number of offices may be held by the same person, except that no officer shall, in more than one capacity, execute, acknowledge or verify any instrument required by statute or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 5.2                 Election, Terms of Office and Qualifications.  Unless otherwise provided in the resolution of election or appointment, each officer shall be elected by the Board of Directors.  Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold the office until the first meeting of the Board of Directors after the next annual meeting of the stockholders or until such officer’s successor shall have been elected, or until such officer’s death, or until the officer shall have resigned or been removed in the manner provided in these Bylaws, or otherwise disqualified to serve.

Section 5.3                 Subordinate Officers and Agents.  The Board of Directors from time to time may appoint other officers or agents (including, but not limited to, a Vice Chairman of the Board and one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them.  The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 5.4                 Removal and Resignation.  Any officer or agent may be removed, either with or without cause, by the Board of Directors at any time by affirmative vote of a majority of the directors then in office, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Any officer or agent may resign at any time by giving written notice of such resignation to the Board of Directors, President, any Vice President (including Executive, Senior and Assistant Vice Presidents) or the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5                 Vacancies.  A vacancy in any office, whether resulting from death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election to such office, or as otherwise determined by the Board of Directors.

Section 5.6                 The Chairman of the Board.  The Chairman of the Board shall devote himself to developing and maintaining business contacts on behalf of the Corporation.  He shall act in an advisory capacity in connection with the business policy of the Corporation and shall be authorized to negotiate, enter into and execute, on behalf of the Corporation, contracts and agreements, subject, however, to the control, when exercised, of the Board of Directors.

Section 5.7                 The President.  The President shall be the chief executive officer of the Corporation.  Subject to the direction of the Board of Directors, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents.  If present, the President shall preside at all meetings of the stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized and the signature to which may be a facsimile signature, and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.  From time to time, the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention.  The President shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

Section 5.8                 The Vice President(s) {including Executive, Senior and Assistant Vice Presidents}.  At the request of the President or in his or her absence or disability, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President.  Any Vice President may also sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized and the signature to which may be a facsimile signature, and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.  Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

Section 5.9                 The Secretary.  The Secretary shall:

(a)           record all of the proceedings of the meetings of and the authorities granted by the stockholders, the Board of Directors, and any committees, in a book or books to be kept for that purpose at the principal office of the Corporation or at such other place as the Board of Directors may designate,

(b)           cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

(c)           whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d)           be custodian of the records and of the seal for the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(e)           see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f)           have charge of the stock and transfer books of the Corporation and keep a share register or duplicate share register at the principal office of the Corporation, the Corporation’s principal place of business, or the office of the Corporation’s transfer agent, showing the names of the stockholders, their addresses, the number of shares held by each, the number and date of each certificate issued, and the number and date of cancellation of every certificate surrendered for cancellation, and exhibit such stock books at all reasonable times to such persons as are entitled by law to have access thereto;

(g)           sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized and the signature to which may be a facsimile signature; and

(h)           in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the President or these Bylaws.

Section 5.10               The Assistant Secretaries.  At the request of the Secretary or in his or her absence or disability, any Assistant Secretary designated by the Secretary (or in the absence of such designation, any Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary.  Each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be prescribed or assigned by the Board of Directors, the President, the Secretary, or these Bylaws.

Section 5.11               The Treasurer.  The Treasurer shall:

(a)           have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)           cause the money and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c)           cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all money disbursed;

(d)           render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his or her transactions as Treasurer; and

(e)           keep and maintain, or cause to be kept and maintained, at the Corporation’s principal office, adequate and correct books of accounts of all of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares, and such duplicate books of accounts as the Treasurer may determine.  Upon application, the Treasurer shall cause such books of accounts or duplicates thereof to be exhibited to and open for inspection by any directors or stockholders of the Corporation.

Section 5.12               The Assistant Treasurers.  At the request of the Treasurer or in his or her absence or disability, any Assistant Treasurer designated by the Treasurer (or in the absence of such designation, any Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer.  Each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be prescribed or assigned by the Board of Directors, the President, the Treasurer, or these Bylaws.

Section 5.13               Salaries.  The salaries of the officers of the Corporation may be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers of agents appointed in accordance with the provisions of these Bylaws.  No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

ARTICLE VI

EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

Section 6.1                 Execution of Instruments Generally.  The President, any Vice President (including Executive, Senior and Assistant Vice Presidents), the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 6.2                 Borrowing.  No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation.  Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 6.3                 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.4                 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 6.5                 Ownership of Stock of Another Corporation; Ownership as a Member or Partner in Other Entities.  Unless otherwise restricted by the Board of Directors (or by any other person or persons thereunto authorized by the Board of Directors), the President, any Vice President (including Executive, Senior and Assistant Vice Presidents), the Secretary, the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have full power and authority on behalf of the Corporation to, among other things, attend and vote at any meeting of stockholders or of the management or board of directors of any corporation, limited liability company, partnership, or other form of legal entity in which the Corporation holds stock or has an interest as a member or partner.  Said individual may exercise, in the name and on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock or member/partner interest, including the authority to execute and deliver proxies and consents in the name and on behalf of the Corporation.

ARTICLE VII

COMMON STOCK

Section 7.1                 Form.  The common stock of the Corporation shall be represented by certificates and shall be in such form, not inconsistent with the Certificate of Formation, as shall be prepared or approved by the Board of Directors.  Each certificate of common stock of the Corporation shall be numbered and entry shall be made in the books of the Corporation as each certificate is issued.  Each certificate of common stock of the Corporation shall contain the name of their holder and the number of shares held by said holder, and shall be signed by the President or any Vice President (including Executive, Senior and Assistant Vice Presidents) and by the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation.  If any certificate is signed by a transfer agent, an assistant agent or a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers of the Corporation may be facsimile.  Except as provided in these Bylaws, all certificates exchanged or returned shall be cancelled, and no new certificate shall be issued, except by order of the Board of Directors, until the former certificate for the exchanged or returned shares shall have been surrendered and cancelled.  There shall also be noted conspicuously on the face or back of every common stock certificate issued by the Corporation any provisions set forth in the Certificate of Formation to which the shares of the common stock represented by the certificate are subject.

Section 7.2                 Lost, Stolen or Destroyed Stock Certificates.  The Board of Directors may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the person claiming the certificate or certificates of stock to have been lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 7.3                Transfers of Stock.  Upon surrender to the Corporation or its transfer agent of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, together with evidence that such transfer is in accordance with the Certificate of Formation, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.4                Fixing Record Date.  The Board of Directors may, in advance, fix a record date for the determination of the stockholders entitled (i) to notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting, (iii) to receive payment of any dividend or other distribution or allotment of any rights, (iv) to exercise any rights in respect of any change, conversion or exchange of common stock, or (v) for the purpose of any other lawful action.  The record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such common stock on the books of the Corporation after any such record date is fixed by the Board of Directors and as aforesaid.

Section 7.5                Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share of common stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas and the Certificate of Formation.

Section 7.6                 Dividends.  Subject to the laws of the State of Texas and to the provisions of the Certificate of Formation, dividends may be declared by the Board of Directors.  Dividends may be paid in cash, in shares of common stock, or in the Corporation’s bonds or its property, including the shares or bonds of other corporations, or its interest in or as a member or partner of other legal entities, subject to any provisions of law and of the Certificate of Formation.  Prior to payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, in their absolute discretion, think proper, as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or such other purpose as the directors shall deem conducive to the interest of the Corporation.  The directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

CORPORATE SEAL

Section 8.1                The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Texas and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX

FISCAL YEAR

Section 9.1                 The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE X

INDEMNIFICATION

Section 10.1               The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words are defined in this Article or in Section 8.001 of Chapter 8 of the TBOC), to an Indemnitee to the fullest extent permitted by applicable law in effect as of the date of adoption of these Bylaws, and to such greater extent as applicable law may hereafter permit.  The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Chapter 8 of the TBOC. The provisions set forth below in this Article are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this Section 10.1.

Section 10.2               If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify against all Expenses actually and reasonably incurred by him or on his behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Section 10.3               Indemnitee shall be advanced Expenses within 10 days after requesting them to the fullest extent permitted by Chapter 8 of the TBOC, subject to compliance of the Indemnitee with such provision.

Section 10.4               To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Section 10.5               If there has been no Change of Control before the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with Chapter 8 of the TBOC.  If entitlement to indemnification is to be determined by Special Legal Counsel, the Corporation shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Special Legal Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel so selected does not meet the requirements of Special Legal Counsel specified in this Article and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Special Legal Counsel, either the Corporation or Indemnitee may petition any court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Special Legal Counsel selected by the court.

Section 10.6              If there has been a Change of Control before the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Special Legal Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Special Legal Counsel so selected. The Corporation may, within 7 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 5 days after the receipt of such objection from the Corporation, submit the name of another Special Legal Counsel and the Corporation may, within 7 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 10.5. Indemnitee may petition any court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Special Legal Counsel is without a reasonable basis and/or for the appointment as Special Legal Counsel of a person selected by the court.

Section 10.7               If there has been a Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article or as may be required by Chapter 8 of the TBOC) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 10.4 of this Article, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Special Legal Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence, or the investigation, review and analysis of Special Legal Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Special Legal Counsel, if the person or persons empowered under Section 10.5 or 10.6 of this Article to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the written request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless

Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (i) Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his conduct was not opposed to the Corporation's best interests, or (ii) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 10.8               The Corporation shall pay any and all reasonable fees and expenses of Special Legal Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Special Legal Counsel was selected or appointed. No Special Legal Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

Section 10.9               In the event that (i) a determination is made pursuant to Section 10.5 or 10.6 that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 10.3 of this Article, (iii) Special Legal Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the court, or (b) within 90 days after objections to his selection have been overruled by the court, or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection, or (iv) payment of indemnification is not made within 5 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 10.5, 10.6 or 10.7 of this Article, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of the adverse determination. If a Change of Control shall have occurred, in any judicial proceeding the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article. In the event that Indemnitee, pursuant to this Section 10.9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

Section 10.10            The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Formation, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

Section 10.11            If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 10.12             For purposes of this Article:

“Change of Control” means a change of control of the Corporation after August 29, 2001 in any of the following circumstances: (1) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; (2) any “person” (as such term is used in Section 13(d) and 14(d) of the Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (3) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

“Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Expenses” shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being prepared to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 10.1 or 10.2 of this Article by reason of his Corporate Status.

“Matter” is a claim, a material issue, or a substantial request for relief.

“Special Legal Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (iii) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities.

“TBOC” means the Texas Business Organizations Code, or any successor statutory provision, as amended from time to time.

Section 10.13             Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

ARTICLE XI

AMENDMENTS

Section 11.1               These Bylaws may be altered, amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors, or by unanimous consent in writing by the Board of Directors.

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